As filed with the Securities and Exchange Commission on March 14, 2014
Registration No. 333-117547
______________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________
BLYTH, INC.
(Exact name of registrant as specified in its charter)
DELAWARE                        36-2984916
(State or other jurisdiction                    (I.R.S. Employer Identification No.)
of incorporation or organization)
One East Weaver Street
Greenwich, Connecticut 06831
(Address of Principal Executive Offices) (Zip Code)
BLYTH, INC. SECOND AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
(Full title of the plan)
Robert H. Barghaus
Vice President and Chief Financial Officer
BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
(Name and address of agent for service)

(203) 661-1926
(Telephone number, including area code, of agent for service)
_______________
Copies to:
Michael S. Novins, Esq.            Erik A. Bergman, Esq.
Blyth, Inc.                Finn Dixon & Herling LLP
One East Weaver Street            One Landmark Square
Greenwich, Connecticut 06831        Stamford, Connecticut 06901
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒
Non-Accelerated Filer o (do not check if a smaller reporting company)	Smaller Reporting Company ☐
    ______________________________________________________________________________

EXPLANATORY NOTE
Registration Statement No. 333-117547 on Form S-8 was filed previously by the registrant to register shares of common stock issued or issuable under its Second Amended and Restated Omnibus Incentive Plan (formerly named the Blyth, Inc. 2003 Long-Term Incentive Plan) (the “Plan”). This Post-Effective Amendment to Registration Statement on Form S-8 constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-117547 and is being filed solely for the purpose of updating the reoffer prospectus that forms a part of this Post-Effective Amendment. The reoffer prospectus is filed as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), to be used for reoffers and resales by certain persons who may be considered affiliates of Blyth, Inc. as defined by Rule 405 under the Securities Act, in order to permit such persons to sell or otherwise dispose of securities received as grants under, or as a result of the exercise of stock options granted under, the Plan.

2

REOFFER PROSPECTUS
Up to 2,040,896 Shares
BLYTH, INC.
Common Stock

This prospectus relates to the resale of up to 2,040,896 shares of our common stock, $0.02 par value, which have been or will be received as grants under, or as a result of the exercise of stock options granted under, the Blyth, Inc. Second Amended and Restated Omnibus Incentive Plan (formerly named the Blyth, Inc. 2003 Long-Term Incentive Plan) and which may be offered for resale from time to time by, certain employees and directors of Blyth, Inc. and its subsidiaries named in Annex I to this prospectus under “Selling Stockholders.” The selling stockholders are listed in this prospectus whether or not they have a present intent to resell.
We will not receive any of the proceeds from the sale of the common stock in this offering. We will pay all of the expenses associated with the registration of the common stock in this offering. The selling stockholders will pay the other costs, if any, associated with any sale of common stock in this offering. The selling stockholders and any broker executing selling orders on behalf of the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.
Our common stock is traded on the New York Stock Exchange under the symbol “BTH.” On March 13, 2014, the last reported sale price of our common stock was $9.15 per share.
Our principal executive offices are located at One East Weaver Street, Greenwich, Connecticut, 06831-5118 and our telephone number at such address is (203) 661-1926.
Investing in our common stock involves a high degree of risk. See “Risk Factors” herein and in our periodic and other filings with the Securities and Exchange Commission, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of certain factors that should be considered carefully by prospective purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2014.

TABLE OF CONTENTS
Page

RISK FACTORS AND FORWARD LOOKING STATEMENTS	3
SUMMARY INFORMATION ABOUT BLYTH	5
WHERE YOU CAN FIND MORE INFORMATION	6
SELLING STOCKHOLDERS	6
USE OF PROCEEDS	7
PLAN OF DISTRIBUTION	7
LEGAL COUNSEL	7
EXPERTS	7
INDEMNIFICATION	7
ANNEX I SELLING STOCKHOLDERS	9

________________
We have not authorized anyone to give any information or to make any representations concerning the offering of the common stock except that which is in this prospectus, or which is referred to under the heading “Where You Can Find More Information” in this prospectus. If anyone gives or makes any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities which are referred to in this prospectus. This prospectus is not an offer to sell or a solicitation of any offer to buy securities in any jurisdictions or circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should be aware that information in this prospectus may change after this date.
In this prospectus, the terms “Blyth,” “our company,” “we,” “us,” and “our” refer to Blyth, Inc. and include all of our consolidated subsidiaries unless the context requires otherwise.

________________

RISK FACTORS AND FORWARD LOOKING STATEMENTS
Certain statements under the heading “Summary Information About Blyth” in this prospectus, as well as certain information incorporated herein by reference as described under the heading “Where You Can Find More Information,” constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “may,” “will,” “estimate,” “intend,” “believe,” “expect” or “anticipate” and any other similar words. In particular, these include statements relating to future actions, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and future financial results.
Although we believe that the expectations reflected in our forward-looking statements are reasonable, our actual results could differ materially from those projected, estimated or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission (the “SEC”). Important factors that could cause our actual results, performance and achievements to differ materially from those indicated in our forward-looking statements include, among others, the following:

•	our ability to respond appropriately to changing consumer preferences and demand for our current and new products or product enhancements;

•	our dependence on sales by independent promoters and consultants and our ability to recruit, retain and motivate them;

•	our ability to influence or control our promoters and consultants;

•	the loss of one or more leading promoters or consultants, for any reason, together with their respective sales organizations;

•	the attractiveness of our compensation plans to current and prospective independent promoters and consultants;

•	our ability to retain our existing customers or attract new customers;

•	federal, state and foreign regulations applicable to our products (including advertising and labeling), promotional programs and compensation plans;

•	adverse publicity directed at our products, ingredients, promoters, consultants, programs or business models, or those of similar companies;

•	product liability and health-related claims;

•	competition;

•	an economic downturn;

•	our ability to grow our business in existing and new markets, including risks associated with international operations;

•	legal actions by or against our independent promoters and consultants;

•	our reliance on third-party manufacturers for the supply of products;

•	our ability to manufacture candles at required quantity and quality levels;

•	disruptions to transportation channels;

•	shortages or increases in the cost of raw materials;

•	our guarantee of the obligation of ViSalus, Inc. (“ViSalus”) to redeem its preferred stock in December 2017;

•	our dependence on key employees;

•	certain taxes or assessments relating to the activities of our independent promoters and consultants for which we may be held responsible;

•	our reliance on third parties to plan many of our events;

•	our ability to identify, consummate and integrate suitable acquisition candidates on favorable terms and conditions;

•
the covenants in the indenture that governs our 6.00% Senior Notes due 2017, which limit our operating and financial flexibility, including, among other things, our ability to pay dividends and repurchase our common stock;

•	awards made pursuant to ViSalus’s Omnibus Incentive Plan;

•	increased borrowing costs and reduced access to capital;

•	our ability to protect our intellectual property;

•	interruptions in our information-technology systems;

•	our storage of user and employee data;

•	information security or data breaches;

•	our ability to successfully adapt to and integrate mobile devices;

•	credit card and debit card fraud;

•	changes in our effective tax rate;

•	fluctuations in our periodic results of operations;

•	increased mailing and shipping costs;

•	increased risk and write-offs associated with our credit program;

•	speculative trading and volatility in our stock price;

•	the failure of securities or industry analysts to publish research or reports about our business, or the publication of negative reports about our business; and

•	our compliance with the Sarbanes-Oxley Act of 2002.

We operate in a very competitive and rapidly changing environment, where new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, future events and trends discussed may not occur, and our actual results could differ materially and adversely from those anticipated, estimated or implied in any forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Additional factors that could cause actual results to differ materially from our forward-looking statements, and a more complete discussion of the factors listed above, are set forth in our annual report on Form 10-K for the year ending December 31, 2013, especially under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our Consolidated Financial Statements and the related Notes.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Forward-looking statements in this prospectus speak only as of the date of this prospectus and forward-looking statements in documents attached or to be filed with the SEC that are incorporated by reference speak only as of the date of those documents. We do not undertake any obligation to update or release any revisions to any forward-looking statement, whether as a result of new information, future developments or otherwise.

SUMMARY INFORMATION ABOUT BLYTH
Blyth is a direct to consumer business focused on the direct selling and direct marketing channels. Our products include an extensive array of weight management products such as meal replacement shakes, vitamins and energy drink mixes, decorative and functional household products, such as candles, accessories and seasonal decorations, household convenience items and personalized gifts. Our products can be found throughout North America, Europe and Australia. We report our financial results in three business segments: Candles & Home Décor (which currently is our PartyLite business); Health & Wellness (which currently is our ViSalus business); and Catalog & Internet (which currently is our Silver Star Brands business (formerly known as the Miles Kimball Company)).
We operate in the Candles & Home Décor segment through PartyLite. PartyLite sells premium candles, reed diffusers and other home fragrance products and related decorative accessories under the PartyLite® name in North America, Europe and Australia. PartyLite® brand products are sold through independent consultants who are compensated on the basis of PartyLite product sales at parties organized by them and parties organized by consultants recruited by them.
We operate in the Health & Wellness segment through ViSalus, which offers a suite of branded weight-management products, nutritional supplements and energy drink mixes to customers in the United States, Canada, the United Kingdom, Germany and Austria. ViSalus markets its products through the Body by Vi 90 Day Challenge, which we refer to as “the Challenge,” a platform that focuses on helping consumers achieve their health and fitness goals over a 90-day period. ViSalus markets the Challenge through its independent promoters using a network marketing model, which is a form of direct selling. ViSalus’s promoters are independent contractors and earn commissions based on sales of ViSalus products.
We operate in the Catalog & Internet segment through Silver Star Brands. Silver Star Brands is a direct to consumer business that develops and markets an extensive array of decorative and functional household products, personalized cards, gifts, unique food products and health and wellness products. Silver Star Brands reaches consumers through its websites, catalogs and direct mail campaigns through its brands:

•	Miles Kimball® - offers unique and hard-to-find gadgets, personalized gifts, outdoor, gardening and household items, stationery, apparel and candy.

•	Walter Drake® - a leading direct marketer of value-priced kitchenware, household products, organizers, health care items, gardening and outdoor décor, personalized gifts, calendars and stationery.

•
As We Change® - focuses exclusively on the needs and preferences of women age 40+, providing a private and convenient place to turn for beauty, anti-aging, personal care, health and wellness, and slimming active wear items.

•
Easy Comforts® - offers health and personal care merchandise to the 50+ aging consumer, to support an independent lifestyle, including a wide array of mobility, daily living aids, personal safety and incontinence products.

•	Exposures® - sells photo albums, storage products, holiday décor and personalized gifts.
A more detailed description of our business is contained in our Annual Report on Form 10-K for the year ended December 31, 2013, which we have incorporated by reference in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s Internet website at http://www.sec.gov. The SEC allows us to incorporate by reference the information that is in the documents we file with them, which means that we can disclose important information to you by referring you to those documents.
The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the common stock is sold:

•
Our Annual Report on Form 10-K for the year ended December 31, 2013, including portions of our Proxy Statement relating to our 2014 Annual Meeting of Stockholders, which are incorporated therein by reference.

•	The description of our common stock contained in the registration statement on Form 8-A filed by us on April 19, 1994.
You may receive a copy of any of these filings, at no cost, by writing or calling Blyth, Inc., Investor Relations, One East Weaver Street, Greenwich, Connecticut, 06831-5118, telephone number (203) 661-1926.
We have filed with the SEC registration statements to register the offer and sale of the common stock under the Securities Act. This prospectus is part of those registration statements, but omits certain information contained in the registration statements as permitted by SEC rules. You may obtain copies of the registration statements, including exhibits, as noted above.
SELLING STOCKHOLDERS
The table attached as Annex I to this prospectus sets forth, as of the date of this prospectus or a subsequent date if amended or supplemented: (1) the name of each selling stockholder and his or her relationship to Blyth during the past three years; (2) the number of shares of common stock that each selling stockholder beneficially owns; (3) the number of securities offered pursuant to this prospectus by each selling stockholder; and (4) the amount and percentage of the common stock outstanding to be held by such selling stockholder after completion of the sale of the common stock offered pursuant to this prospectus. The selling stockholders are listed in Annex I whether or not they have a present intent to resell. The information contained in Annex I may be amended or supplemented from time to time.
USE OF PROCEEDS
Blyth will not receive any of the proceeds from the sale of the common stock offered hereby.
PLAN OF DISTRIBUTION
The shares of common stock may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders and any persons who participate in the distribution of the shares of commons stock offered pursuant to this prospectus may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any discounts, commissions or concessions provided pursuant to the sale of shares of common stock offered pursuant to this prospectus by them might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be resold pursuant to Rule 144 rather than pursuant to this prospectus. There is no assurance that any of the selling stockholders will offer for sale or sell any or all of the shares of common stock covered by this prospectus.
LEGAL COUNSEL
Finn Dixon & Herling LLP, Stamford, Connecticut, as our counsel, has issued an opinion as to the legality of the shares covered by this prospectus.
EXPERTS
The audited consolidated financial statements and schedule of Blyth and its subsidiaries, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, have been so incorporated in reliance on the report of Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INDEMNIFICATION
Limitation of Directors’ Liability
The Delaware General Corporation Law (“DGCL”) provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (1) for any breach of fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (4) for any transactions from which the director derived an improper personal benefit, or (5) for any act or omission prior to the adoption of such provision in the certificate of incorporation. Blyth’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability for money damages of our directors to the full extent permitted under the DGCL.
Indemnification and Insurance
The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that a director or officer who is a party to any action, suit, or proceeding shall be entitled to be indemnified by us to the extent permitted by the DGCL against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. We maintain a standard form of officers’ and directors’ liability insurance policy which provides coverage to the officers and directors of our company for certain liabilities.
Agreements
We have entered into indemnity agreements with directors which obligate us to indemnify them to the fullest extent permitted by the DGCL.

ANNEX I
SELLING STOCKHOLDERS
Set forth below is: (1) the name of each selling stockholder and his or her relationship to us during the past three years; (2) the number of shares of common stock that each selling stockholder beneficially owns; (3) the number of shares of common stock offered pursuant to this prospectus by each selling stockholder; and (4) the amount and percentage of the common stock outstanding to be held by such selling stockholder after completion of the sale of shares of common stock offered pursuant to this prospectus. Notwithstanding their inclusion in this Annex I, all of the selling stockholders expressly disclaim that they are affiliates of Blyth. The selling stockholders are listed in this Annex I, whether or not they have a present intent to resell.

Name of Beneficial Owner		No. of Shares Beneficially Owned	No. of Shares Offered Hereby	No. of Shares Owned After Offering	Percentage Ownership After the Offering
Robert B. Goergen, Jr.(1)(2)	President, Chief Executive Officer and Director	2,102,153	28,965	2,073,188	12.9%
Jane A. Dietze(2)	Director	3,000	3,000	0	*
Pamela M. Goergen(2)(3)	Director	5,958,481	10,500	5,947,981	37.1%
Neal I. Goldman(2)	Director	16,500	10,500	6,000	*
Brett M. Johnson(2)	Director	5,400	4,500	900	*
Andrew Graham(2)	Director	3,000	3,000	0	*
Ilan Kaufthal(2)	Director	6,500	3,000	3,500	*
James M. McTaggart(2)	Director	19,200	11,250	7,950	*
Howard E. Rose(2)	Director	29,202	10,500	18,702	*
Robert H. Barghaus(2)(4)	Vice President and Chief Financial Officer	37,758	15,119	22,639	*
_____________________
*Represents less than 1%.

(1)
All share amounts (other than “No. of Shares Offered Hereby”) include 8,528 shares held by Stacey Goergen, Mr. Goergen’s spouse, 1,552,750 shares held by Ropart Investments, LLC, a limited liability company of which Mr. Goergen is a manager and a member, 33,714 shares held by a trust for the benefit of Mr. Goergen and 150,513 shares held by trusts for the benefit of Mr. Goergen’s brother, Mr. Goergen’s children and Mr. Goergen’s brother’s children. Mr. Goergen disclaims beneficial ownership of the shares held by his spouse, Stacey Goergen, by Ropart Investments, LLC and by the trusts for the benefit of himself, his brother, his children and his brother’s children.

(2)
All share amounts include unvested Restricted Stock Units (“RSUs”) and vested RSUs the receipt of which has been deferred until the director or executive officer retires. As of March 14, 2014, included unvested RSUs are as follows: Jane A. Dietze (3,000), Pamela M. Goergen (2,250), Neal I. Goldman (2,250),

Andrew Graham (3,000), Brett M. Johnson (3,000), Ilan Kaufthal (1,500), James M. McTaggart (2,250), Howard E. Rose (2,250), Robert H. Barghaus (15,119) and Robert B. Goergen, Jr. (17,023). As of March 14, 2014, included vested RSUs, the receipt of which has been deferred until the director or executive officer retires, are as follows: Pamela M. Goergen (8,250), Neal I. Goldman (8,250), James M. McTaggart (9,000), Howard E. Rose (8,250) and Robert B. Goergen, Jr. (11,942).

(3)
All share amounts (other than “No. of Shares Offered Hereby”) include 4,131,299 shares held by Robert B. Goergen, Mrs. Goergen’s spouse and 1,552,750 shares held by Ropart Investments, LLC, a limited liability company of which Mrs. Goergen is a manager and a member. Mrs. Goergen disclaims beneficial ownership of the shares held by her spouse, Robert B. Goergen, and by Ropart Investments, LLC.

(4)	All share amounts (other than “No. of Shares Offered Hereby”) include 1,784 shares held jointly by Mr. Barghaus and his wife.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents filed by Blyth, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, including portions of the Registrant’s Proxy Statement relating to the Registrant’s 2014 Annual Meeting of Stockholders, which are incorporated therein by reference.

(b)	The description of the Common Stock of the Registrant which is contained in the registration statement on Form 8-A filed by the Registrant on April 19, 1994.
All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents.
Item 4.     Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
Not applicable.
Item 6.     Indemnification of Directors and Officers.
Pursuant to Section 102(b)(7) of the Delaware Corporation Law (the “DGCL”), Article VI of the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 10, 2010) eliminates the liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.
Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant’s Amended and Restated By-Laws (the “By-Laws”) (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2011) requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors (a form of which is filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (No. 33-77458)), which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL.

The Registrant maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed June 10, 2010).
3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2011).
4.1
Blyth, Inc. Second Amended and Restated Omnibus Incentive Plan (formerly named the Blyth, Inc. 2003 Long-Term Incentive Plan; incorporated by reference to Exhibit A to the Registrant's Schedule 14A, Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed April 3, 2013).

4.2
Form of Restricted Stock Unit Agreement under the Blyth, Inc. Second Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

5.1**	Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.
23.1*	Consent of Ernst & Young LLP.
23.2	Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages).
_________________________
*Filed herewith.
**Previously filed.
Item 9. Undertakings.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on March 14, 2014.
BLYTH, INC.

By:    /s/Robert B. Goergen, Jr.
Robert B. Goergen, Jr.
President, Chief Executive Officer
and Director

S-1

POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Goergen, Jr., Robert H. Barghaus and Michael S. Novins, jointly and severally, his or her attorneys-in-fact, each with the power of substitution for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Robert B. Goergen, Jr. Robert B. Goergen, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2014
/s/ Robert H. Barghaus Robert H. Barghaus	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2014
/s/Robert B. Goergen Robert B. Goergen	Executive Chairman and Director	March 14, 2014
_________________ Jane A. Dietze	Director
/s/Pamela M. Goergen Pamela M. Goergen	Director	March 14, 2014
/s/Neal I. Goldman Neal I. Goldman	Director	March 14, 2014
/s/Andrew Graham Andrew Graham	Director	March 14, 2014
/s/Brett M. Johnson Brett M. Johnson	Director	March 14, 2014
/s/Ilan Kaufthal Ilan Kaufthal	Director	March 14, 2014
/s/James M. McTaggart James M. McTaggart	Director	March 14, 2014
/s/Howard E. Rose Howard E. Rose	Director	March 14, 2014

S-2

EXHIBIT INDEX

Exhibit No.
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed June 10, 2010).
3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2011).
4.1
Blyth, Inc. Second Amended and Restated Omnibus Incentive Plan (formerly named the Blyth, Inc. 2003 Long-Term Incentive Plan; incorporated by reference to Exhibit A to the Registrant's Schedule 14A, Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed April 3, 2013).

4.2
Form of Restricted Stock Unit Agreement under the Blyth, Inc. Second Amended and Restated Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

5.1**	Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.
23.1*	Consent of Ernst & Young LLP.
23.2	Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages).
_________________________
*Filed herewith.
**Previously filed.